Exhibit 10.3

USA Mobility Wireless, Inc.

2011 Short-Term Incentive Plan

(Effective January 1, 2011)

I.	Effective Date. The 2011 Short-Term Incentive Plan (the “Plan”) for USA Mobility Wireless, Inc., (the “Company”) was adopted by the Compensation Committee of the Board of Directors (the “Board”) of USA Mobility, Inc., (the “Parent”), a Delaware corporation for the employees of USA Mobility Wireless, Inc., a Delaware corporation and a subsidiary of the Parent, on March 4, 2011. The Plan is effective as of January 1, 2011 and supersedes and replaces all former management short-term incentive plans, including the 2011 USA Mobility Short-Term Incentive Plan.

II.	Purpose. The Plan is designed to attract, motivate, retain and reward key employees for their performance during the calendar year, from January 1 through December 31, 2011 (the “Performance Period”). The Plan rewards key employees by allowing them to receive cash bonuses based on how well the Company performs against the performance objectives selected by the Board and set forth in Exhibit A (the “Performance Objectives”), as may be adjusted by the Board in the event of a Change of Control or other corporate reorganization, merger, similar transaction, to take into account extraordinary events or as the Committee determines is in the best interests of the Company. In order for bonuses to be earned and paid, the Company must meet the Performance Objectives on or before December 31, 2011. If the Performance Objectives are not met on or before December 31, 2011, no bonuses will be paid. Performance Objectives are based solely on the performance of USA Mobility Wireless, Inc. and its affiliate Metrocall Ventures, Inc. and its subsidiaries. For clarity, Performance Objectives and the attainment thereof does not include expenses, revenue or other metrics related to Amcom Software, Inc. and its subsidiaries; or revenue or expenses related to acquisitions or due diligence occurring after the Effective Date of this Plan.

III.	Eligibility. Participation in the Plan is limited to those key employees who are selected for participation in the Plan by the Board, in its sole discretion (each such individual, a “Participant”). Individuals selected by the Board to participate as of January 1, 2011 are listed on Exhibit B. Newly hired or promoted employees, or employees who otherwise become eligible to participate, who are selected to participate in the Plan after January 1, 2011 but before October 1, 2011 will participate in the Plan on a prorated basis based on the number of days worked during the performance period after becoming bonus eligible. Employees who are newly hired or promoted on or after October 1, 2011 will not be eligible to participate in the Plan.

IV.	Target Bonus. The target bonus for each Participant is based on a percentage of the Participant’s annual (or prorated, if applicable) salary as of January 1, 2011 (or date of hire or promotion to an eligible position, if later). The applicable percentage is determined by the Compensation Committee, in its sole discretion, and need not be identical among Participants. The earned bonus may be greater than or less than the target bonus depending on the level at which the Performance Objectives are attained.

V.	Payment of Earned Bonus.

A.	Except as provided herein, each earned bonus under the Plan will be calculated based on the attainment of the Performance Objectives and will be paid in a lump sum (subject to any required withholding for income and employment taxes) after the 2011 annual audit of the Parent’s consolidated financial statement has been completed and the Parent’s annual report on Form 10K has been filed with the Securities and Exchange Commission but in no event later than December 31, 2012.

B.	If the Participant involuntarily Separates from Service without Cause or due to disability or dies prior to December 31, 2011, he or she will be eligible to receive a prorated bonus provided that the Company is on track to attain the Performance Objectives as reasonably determined by the Compensation Committee and provided further that, in the event Participant involuntarily Separates from Service without Cause, he or she has executed a release, any waiting period in connection with such release has expired, he or she has not exercised any rights to revoke the release and he or she has followed any other applicable and customary termination procedures, as determined by the Parent in its sole discretion. The bonus will be prorated to the date of Participant’s Separation from Service or death, calculated as follows: one-hundred percent (100%) of a Participant’s target bonus will be multiplied by a fraction, the numerator of which is the number of days the Participant was continuously providing services to the Company from January 1, 2011 through the date immediately prior to the Participant’s Separation from Service or death, and the denominator of which is 365 days. Prorated bonuses will be paid to the Participant, or in the event of Participant’s death, the Participant’s estate, on the sixty-fifth (65th) day following the date of Participant’s Separation from Service or death.

For purposes of the Plan, “Separation from Service” shall have the meaning provided in the Treasury Regulations under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and “Separates from Service” shall have a consistent meaning. Unless otherwise defined in an employment agreement between the Participant and the Parent or the Company, for purposes of the Plan, “Cause” means (i) dishonesty of a material nature that relates to the performance of services for the Company by Participants; (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of services for the Company by Participant; (iii) the Participant’s willfully breaching or failing to perform his or her duties as an employee of the Company (other than any such failure resulting from the Participant having a disability (as defined herein)), within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties; or (iv) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Parent, Company or an Affiliate, monetarily or otherwise. No act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the reasonable best interests of the Parent, Company and Affiliates. For this purpose, “disability” means a condition or circumstance such that the Participant has become totally and permanently disabled as defined or described in the Parent’s long term disability benefit plan applicable to executive officers as in effect at the time the Participant incurs a disability.

C.	Notwithstanding anything to the contrary in this Plan, no payments contemplated by this Plan will be paid during the six-month period following a Participant’s Separation from Service unless the Company determines, in its good faith judgment, that paying such amounts at the time indicated in paragraph B above would not cause the Participant to incur an additional tax under Code section 409A (a)(2)(B)(i), in which case the bonus payment shall be paid in a lump sum on the first day of the seventh month following the Participant’s Separation from Service.

VI.	Forfeiture. Any Participant whose employment is terminated for Cause or who voluntarily Separates from Service prior to the date bonuses are paid shall forfeit any right to receive a bonus award.

VII.	Administrator. The Compensation Committee of the Board shall administer the Plan in accordance with its terms, and shall have full discretionary power and authority to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations, terms, and notices hereunder; and to make all other determinations necessary or advisable in its discretion for the administration of the Plan. Any actions of the Compensation Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Compensation Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Parent or the Company.

VIII.	Amendment; Termination. The Board, in its sole discretion, without prior notice to Participants, may amend or terminate the Plan, or any part thereof, including the Performance Objectives as described in Section II, at any time and for any reason, to the extent such action will not cause adverse tax consequences to a participant under Code section 409A. Any amendment or termination must be in writing and shall be communicated to all Participants. No award may be granted during any period of suspension or after termination of the Plan.

IX.	Miscellaneous.

A.	No Rights as Employee. Nothing contained in this Plan or any documents relating to this Plan shall (a) confer on a Participant any right to continue in the employ of the Company; (b) constitute any contract or agreement of employment; or (c) interfere in any way with the Company’s right to terminate the Participant’s employment at any time, with or without Cause.

B.	Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Company shall withhold all applicable taxes (including, but not limited to, the Participant’s FICA and Social Security obligations) from any bonus payment.

C.	Transferability. A Participant may not sell, assign, transfer or encumber any of his or her rights under the Plan.

D.	Unsecured General Creditor. Participants (or their beneficiary) may seek to enforce any rights or claims for payment under the Plan solely as an unsecured general creditor of the Parent or Company.

E.	Successors. This Plan shall be binding upon and inure to the benefit of the Parent, Company and any successor to the Company and the Participant’s heirs, executors, administrators and legal representatives.

F.	Code Section 409A. The Plan is intended to be a nonqualified deferred compensation plan within the meaning of Code section 409A and shall be interpreted to meet the requirements of Code section 409A. To the extent that any provision of the Plan would cause a conflict with the requirements of Code section 409A, or would cause the administration of the Plan to fail to satisfy Code section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. Nothing herein shall be construed as a guarantee of any particular tax treatment to a Participant.

G.	Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions.

H.	Integration. This document and each exhibit hereto represent the entire agreement and understanding between the Company and the Participants and supersede any and all prior agreements or understandings, whether oral or written, with the Company relating to the subject matter covered by this Plan.

I.	Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.

[Execution page follows]

IN WITNESS WHEREOF, USA Mobility, Inc., by its duly authorized officer acting in accordance with a resolution duly adopted by the Compensation Committee of the Board of Directors of USA Mobility, Inc., has executed this Plan for the benefit of employees of USA Mobility Wireless, Inc., on March 14, 2011, effective as of January 1, 2011.

USA MOBILITY, INC.

Vincent D. Kelly, President & CEO

Exhibit A

Performance Objectives

USA Mobility Wireless, Inc

Operating Cash Flow (50%) (1)
($ in millions)
	Result		Performance	Payout
Over Perform		$56.552	120.0%	125.0%
		$54.196	115.0%	120.0%
		$51.839	110.0%	115.0%
		$49.483	105.0%	107.5%
Target		$47.127	100.0%	100.0%
Under Perform		$44.770	95.0%	92.5%
		$42.414	90.0%	85.0%
		$40.058	85.0%	80.0%
		$37.701	80.0%	75.0%
	<$	37.701	<80.0%	0.0%

Healthcare Revenue (20%)
($ in millions)
	Result		Performance	Payout
Over Perform		$109.506	110.0%	125.0%
		$104.528	105.0%	115.0%
		$102.040	102.5%	110.0%
		$100.546	101.0%	105.0%
Target		$99.551	100.0%	100.0%
Under Perform		$98.555	99.0%	95.0%
		$97.062	97.5%	90.0%
		$94.573	95.0%	85.0%
		$89.596	90.0%	75.0%
	<$	89.596	<90.0%	0.0%

Direct Units in Service (15%)
(000’s)
	Result	Performance	Payout
Over Perform	1,633	110.0%	130.0%
	1,559	105.0%	120.0%
	1,522	102.5%	110.0%
	1,500	101.0%	105.0%
Target	1,485	100.0%	100.0%
Under Perform	1,470	99.0%	95.0%
	1,448	97.5%	90.0%
	1,411	95.0%	80.0%
	1,336	90.0%	70.0%
	<1,336	<90.0%	0.0%

Average Revenue Per Unit (15%)
	Result		Performance	Payout
Over Perform		$9.16	110.0%	130.0%
		$8.75	105.0%	120.0%
		$8.54	102.5%	110.0%
		$8.41	101.0%	105.0%
Target		$8.33	100.0%	100.0%
Under Perform		$8.25	99.0%	95.0%
		$8.12	97.5%	90.0%
		$7.91	95.0%	80.0%
		$7.50	90.0%	70.0%
	<$	7.50	<90.0%	0.0%

(1)	Excludes operating expenses incurred in connection with acquisition due diligence and related activities.

Exhibit B

List of Participants (as of January 1, 2011)

Name	Title	Bonus Target as % of Base Salary
Executives
KELLY, VINCE	CEO*	100%
ENDSLEY, SHAWN E.	CFO	75%
SAINE, THOMAS	CIO	75%
GRANDFIELD, PAUL	EVP, Operations	75%
BOSO, JIM	EVP, Sales & Marketing	75%
CULP, BONNIE	EVP, Human Resources	75%
SENIOR VICE PRESIDENTS
WOODS, SHARON	Corp Secretary/Treasurer	50%
POGUE, KEDRON	SVP, Customer Operations	50%
ASH, GARY	SVP, Sales	50%
CHANG, MYLE	Controller	50%
FUNCTIONAL VP’S
DEWEY, RICH	VP, Engineering Services	40%
HENDERSON, MACK	VP, Perf Management	40%
MERTES, DOUG	VP, Human Resources	40%
REGIONAL SALES DIRECTORS & SR. DIRECTOR
WAX, JONATHAN	Regional Director Sales, East	10%
STEIN, JAMES	Regional Director Sales, West	10%

*	The Chief Executive Officer participates in the Plan pursuant to his employment agreement, which provides that his target bonus is two-hundred (200) percent of base salary, and further provides that his bonus is payable fifty (50) percent in cash and fifty (50) percent in unrestricted stock. The cash portion of the Chief Executive Officer’s bonus shall be paid through this Plan. The stock portion shall be granted by the Company pursuant to and as governed by the USA Mobility, Inc. Equity Incentive Plan.

Amcom Software, Inc.

2011 Short-Term Incentive Plan

(Effective Date – April 1, 2011)

I.	Effective Date. The 2011 Short-Term Incentive Plan (the “Plan”) for Amcom Software, Inc., (the “Company”) was adopted by the Compensation Committee of the Board of Directors (the “Board”) of USA Mobility, Inc., (the “Parent”), a Delaware corporation for the employees of Amcom Software, Inc., a Delaware corporation and a subsidiary of the Parent, on April 1, 2011. The Plan is effective as of April 1, 2011 and supersedes and replaces all former management short-term incentive plans applicable to the Company.

II.	Purpose. The Plan is designed to attract, motivate, retain and reward key employees for their performance during the plan period, which runs from April 1 through December 31, 2011 (the “Performance Period”). The Plan rewards key employees by allowing them to receive cash bonuses based on how well the Company performs against the performance objectives selected by the Board and set forth in Exhibit A (the “Performance Objectives”), as may be adjusted by the Board in the event of a Change of Control or other corporate reorganization, merger, similar transaction, to take into account extraordinary events or as the Committee determines is in the best interests of the Company. In order for bonuses to be earned and paid, the Company must meet the Performance Objectives on or before December 31, 2011. If the Performance Objectives are not met on or before December 31, 2011, no bonuses will be paid. Performance Objectives are based solely on the performance of Amcom Software, Inc. and its subsidiary Commtech Wireless Pty, LTD. For clarity, Performance Objectives and the attainment thereof does not include (i) expenses, revenue or other metrics related to USA Mobility Wireless, Inc. and its affiliate Metrocall Ventures, Inc. and its subsidiaries, (ii) revenue or expenses related to acquisitions or due diligence occurring after the Effective Date of this Plan, and (iii) the impact of any Fair Value write down of deferred revenue as a result of purchase accounting.

III.	Eligibility. Participation in the Plan is limited to those key employees who are selected for participation in the Plan by the Board, in its sole discretion (each such individual, a “Participant”). Individuals selected by the Board to participate as of April 1, 2011 are listed on Exhibit B. Employees who are selected to participate in the Plan after April 1, 2011 but before October 1, 2011 will participate in the Plan on a prorated basis based on the number of days worked during the performance period after becoming bonus eligible. Employees who are newly hired or promoted on or after October 1, 2011 will not be eligible to participate in the Plan.

IV.	Target Bonus. The target bonus for each Participant is based on a percentage of the Participant’s annual (or prorated, if applicable) salary as of April 1, 2011 (or date of hire or promotion to an eligible position, if later). The applicable percentage is determined by the Compensation Committee, in its sole discretion, and need not be identical among Participants. The earned bonus may be greater than or less than the target bonus depending on the level at which the Performance Objectives are attained.

V.	Payment of Earned Bonus.

A.	Except as provided herein, each earned bonus under the Plan will be calculated based on the attainment of the Performance Objectives and will be paid in a lump sum (subject to any required withholding for income and employment taxes) after the 2011 annual audit of the Parent’s consolidated financial statements has been completed and the Parent’s annual report on Form 10K has been filed with the Securities and Exchange Commission but in no event later than December 31, 2012.

B.	If the Participant involuntarily Separates from Service without Cause or due to disability or dies prior to December 31, 2011, he or she will be eligible to receive a prorated bonus provided that the Company is on track to attain the Performance Objectives as reasonably determined by the Compensation Committee and provided further that, in the event Participant involuntarily Separates from Service without Cause, he or she has executed a release, any waiting period in connection with such release has expired, he or she has not exercised any rights to revoke the release and he or she has followed any other applicable and customary termination procedures, as determined by the Parent in its sole discretion. The bonus will be prorated to the date of Participant’s Separation from Service or death, calculated as follows: one-hundred percent (100%) of a Participant’s target bonus will be multiplied by a fraction, the numerator of which is the number of days the Participant was continuously providing services to the Company from April 1, 2011 through the date immediately prior to the Participant’s Separation from Service or death, and the denominator of which is 275 days. Prorated bonuses will be paid to the Participant, or in the event of Participant’s death, the Participant’s estate, on the sixty-fifth (65th) day following the date of Participant’s Separation from Service or death.

For purposes of the Plan, “Separation from Service” shall have the meaning provided in the Treasury Regulations under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and “Separates from Service” shall have a consistent meaning. Unless otherwise defined in an employment agreement between the Participant and the Parent or the Company, for purposes of the Plan, “Cause” means (i) dishonesty of a material nature that relates to the performance of services for the Company by Participants; (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of services for the Company by Participant; (iii) the Participant’s willfully breaching or failing to perform his or her duties as an employee of the Company (other than any such failure resulting from the Participant having a disability (as defined herein)), within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties; or (iv) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Parent, Company or an Affiliate, monetarily or otherwise. No act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the reasonable best interests of the Parent, Company and Affiliates. For this purpose, “disability” means a condition or circumstance such that the Participant has become totally and permanently disabled as defined or described in the Parent’s long term disability benefit plan applicable to executive officers as in effect at the time the Participant incurs a disability.

C.	Notwithstanding anything to the contrary in this Plan, no payments contemplated by this Plan will be paid during the six-month period following a Participant’s Separation from Service unless the Company determines, in its good faith judgment, that paying such amounts at the time indicated in paragraph B above would not cause the Participant to incur an additional tax under Code section 409A (a)(2)(B)(i), in which case the bonus payment shall be paid in a lump sum on the first day of the seventh month following the Participant’s Separation from Service.

VI.	Forfeiture. Any Participant whose employment is terminated for Cause or who voluntarily Separates from Service prior to the date bonuses are paid shall forfeit any right to receive a bonus award.

VII.	Administrator. The Compensation Committee of the Board shall administer the Plan in accordance with its terms, and shall have full discretionary power and authority to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations, terms, and notices hereunder; and to make all other determinations necessary or advisable in its discretion for the administration of the Plan. Any actions of the Compensation Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Compensation Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Parent or the Company.

VIII.	Amendment; Termination. The Board, in its sole discretion, without prior notice to Participants, may amend or terminate the Plan, or any part thereof, including the Performance Objectives as described in Section II, at any time and for any reason, to the extent such action will not cause adverse tax consequences to a participant under Code section 409A. Any amendment or termination must be in writing and shall be communicated to all Participants. No award may be granted during any period of suspension or after termination of the Plan.

IX.	Miscellaneous.

A.	No Rights as Employee. Nothing contained in this Plan or any documents relating to this Plan shall (a) confer on a Participant any right to continue in the employ of the Company; (b) constitute any contract or agreement of employment; or (c) interfere in any way with the Company’s right to terminate the Participant’s employment at any time, with or without Cause.

B.	Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Company shall withhold all applicable taxes (including, but not limited to, the Participant’s FICA and Social Security obligations) from any bonus payment.

C.	Transferability. A Participant may not sell, assign, transfer or encumber any of his or her rights under the Plan.

D.	Unsecured General Creditor. Participants (or their beneficiary) may seek to enforce any rights or claims for payment under the Plan solely as an unsecured general creditor of the Parent or Company.

E.	Successors. This Plan shall be binding upon and inure to the benefit of the Parent, Company and any successor to the Company and the Participant’s heirs, executors, administrators and legal representatives.

F.	Code Section 409A. The Plan is intended to be a nonqualified deferred compensation plan within the meaning of Code section 409A and shall be interpreted to meet the requirements of Code section 409A. To the extent that any provision of the Plan would cause a conflict with the requirements of Code section 409A, or would cause the administration of the Plan to fail to satisfy Code section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. Nothing herein shall be construed as a guarantee of any particular tax treatment to a Participant.

G.	Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions.

H.	Integration. This document and each exhibit hereto represent the entire agreement and understanding between the Company and the Participants and supersede any and all prior agreements or understandings, whether oral or written, with the Company relating to the subject matter covered by this Plan.

I.	Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.

[Execution page follows]

IN WITNESS WHEREOF, USA Mobility, Inc., by its duly authorized officer acting in accordance with a resolution duly adopted by the Compensation Committee of the Board of Directors of USA Mobility, Inc., has executed this Plan for the benefit of employees of Amcom Software, Inc., on March 14, 2011, effective as of April 1, 2011.

USA MOBILITY, INC.

Vincent D. Kelly, President & CEO

Exhibit A

Performance Objectives

Amcom Software, Inc

Operating Cash Flow * (50%)
($ in millions)
	Result	Performance	Payout
Over Perform	$12.843	120.0%	125.0%
	$12.308	115.0%	120.0%
	$11.772	110.0%	115.0%
	$11.237	105.0%	107.5%
Target	$10.702	100.0%	100.0%
Under Perform	$10.167	95.0%	92.5%
	$9.632	90.0%	85.0%
	$9.097	85.0%	80.0%
	$8.562	80.0%	75.0%
	$8.562	<80.0%	0.0%

Total Revenue * (50%)
($ in millions)
	Result	Performance	Payout
Over Perform	$49.774	110.0%	125.0%
	$47.511	105.0%	115.0%
	$46.380	102.5%	110.0%
	$45.701	101.0%	105.0%
Target	$45.249	100.0%	100.0%
Under Perform	$44.797	99.0%	95.0%
	$44.118	97.5%	90.0%
	$42.987	95.0%	85.0%
	$40.724	90.0%	75.0%
	$40.724	<90.0%	0.0%

(*)	Excludes the impact of any fair value write down of deferred revenue as a result of purchase accounting.

Exhibit B

List of Participants (as of April 1 2011)

Name	Title
Executives
CHRIS HEIM	CEO
DAN MAYLEBEN	COO
VICE PRESIDENTS
SEAN COLLINS	VP, Sales
KATE BOLSETH	VP, Development
KATHY VELDBOOM	VP, Quality & Support
MIKE DEVINE	VP, Marketing
RANDY HOFFMAN	VP, Profession Services
MIKE MEHR	VP, Finance
OTHER MANAGEMENT
GRAEME HULL	GM, FL Division
LOU KURPIS	GM, NY DIVISION
MARIANNE GRAY	GM, NH DIVISION
JOANNA FISCHER	HR DIRECTOR